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                                                         -----------------------
                          Mail to: Secretary of State    For office use only 031
                               Corporate Section
                           1560 Broadway, Suite 200      19971066760
                               Denver, CO 80202          $  50.00
                                (303) 894-2261           SECRETARY OF STATE
                              Fax (303) 894-2242         01-25-97  16:39:30
                                                         -----------------------

MUST BE TYPED
FILING FEE: $50.00
MUST SUBMIT TWO COPIES

                           ARTICLES OF ORGANIZATION
Please include a typed
self-addressed envelope

I/We the undersigned natural person(s) of the age of eighteen years or more, acting as organizer(s) of a limited liability company under the Colorado Limited Liability Company Act, adopt the following Articles of Organization for such limited liability company:

FIRST:    The name of the limited liability company is ICB L.L.C
                                                       -------------------------

SECOND:   Principal place of business (if known):
                                                  ------------------------------

          ----------------------------------------------------------------------

THIRD: The street address of the initial registered office of the limited liability company is: 1675 Broadway, Denver, Colorado 80202
                               -------------------------------------------------

          The mailing address (if different from above) of the initial registered office of the limited liability company is:
                                                                ----------------

          ----------------------------------------------------------------------

          The name of its proposed registered agent in Colorado at that address is: The Corporation Company
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FOURTH:       The management is vested in managers (check if appropriate)
          ---

FIFTH: The names and business addresses of the initial manager or managers or if the management is vested in the members, rather than managers, the names and addresses of the member of members are:

            NAME                              ADDRESS (include zip codes)

   Anthony O. Brown                     500 Skokie Blvd., Ste. 575, Northbrook,
--------------------------------        IL 60062
   Mark W. Coffin                       4400 One Houston Center, 1221 McKinney
--------------------------------        --------------------------------------
                                        Houston, TX 77010

SIXTH:    The name and address of each organizer is:

            NAME                              ADDRESS (include zip codes)

   Michael J. Perlowski                          190 South LaSalle Street
--------------------------------        --------------------------------------
                                                 Chicago, IL 60603
--------------------------------        --------------------------------------

Signed                                  Signed /s/ Michael J. Perlowski
                                        Organizer:
                                        Organizer:
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                               STATE OF COLORADO
                              DEPARTMENT OF STATE

     I hereby certify that this is a true and complete copy of the document filed in this office and admitted to record in

File  19971066760
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     DATED  July 10, 1997
           --------    --

                              Victoria Buckley
                             ------------------
                             Secretary of State

By /s/Amy M. Evans
  ----------------

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                               [SEAL OF STATE OF COLORADO 1876 APPEARS HERE]
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                                                                     EXHIBIT 3.1

                  FIRST AMENDMENT TO ARTICLES OF ORGANIZATION
                                      OF
                                  ICB L.L.C.
                     A COLORADO LIMITED LIABILITY COMPANY

     Pursuant to the provisions of the Colorado Limited Liability Company Act, ICB, L.L.C., a Colorado limited liability company (the "Company"), hereby amends it Articles of Organization as set forth herein:

     A.   The name of the Company shall be:

               ISLE OF CAPRI BLACK HAWK, L.L.C.

     B. Article VII, "Transfer Restrictions" shall be added and shall read as follows:

     The company shall not issue any voting securities or other interests, except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder. The issuance of any voting securities or other voting interests in violation thereof shall be void and such voting securities or other voting interests shall be deemed not to be issued and outstanding until (a) the company shall cease to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (b) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

     No voting securities or other voting interests issued by the company and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder. Any transfer in violation thereof shall be void until (a) the company shall cease to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (b) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

     If the Colorado Limited Gaming Control Commission at any time determines that a holder of voting securities or other voting interests of this company is unsuitable to hold such securities or other voting interests, then the company may, within sixty (60) days after the finding of unsuitability, purchase such voting securities or other voting interests of such unsuitable person at the lesser of (i) the cash equivalent of such person's investment in the company, or
(ii) the current market price as of the date of the finding of unsuitability unless such voting securities or other voting interests are transferred to a suitable person (as determined by the Commission) within sixty (60) days after the finding of unsuitability. Until such voting securities or other voting interests are owned by persons found by the Commission to be suitable to own them, (a) the company shall be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests (b) the holder of such voting
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securities or other voting interests shall not be entitled to vote on any matter as the holder of the voting securities or other voting interests, and such voting securities or other voting interest shall not for any purposes be included in the voting securities or other voting interests of the company entitled to vote, and (c) the company shall not pay any remuneration in any form to the holder of the voting securities or other voting interest except in exchange for such voting securities or other voting interests as provided in this paragraph.

     IN WITNESS WHEREOF, the undersigned, constituting all of the Members and Managers of the Company, have signed this First Amendment to Articles of Organization this 23rd day of July, 1997 and affirm, under penalty of perjury, that the facts stated herein are true.


                                        ICB L.L.C.


                                        /s/ John Gallaway
                                        -------------------------------
                                        John Gallaway, Manager


                                        /s/ Allan Solomon
                                        -------------------------------
                                        Allan Solomon, Manager

                                        /s/ H. Thomas Winn
                                        -------------------------------
                                        H. Thomas Winn, Manager